Exhibit 3.111

State of Delaware Secretary of State Division of Corporations Delivered 10:08 PM 12/10/2004 FILED 07:33 PM 12/10/2004 SRV 040896123 - 3885155 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TPG GENCO IV, INC.

It is hereby certified that:

1.      The present name of the corporation is TPG Genco IV, Inc. (hereinafter referred to as the “Corporation”), which is the name under which the Corporation was originally incorporated; and the date of filing the original certificate of incorporation of the Corporation is November 22, 2004.

2.      The amendment and restatement herein certified have been duly adopted by the sole incorporator in the manner prescribed by Section 241 and Section 245 of the General Corporate Law of the State of Delaware, no directors having been named in the certificate of incorporation and no directors having been elected.

3.      The corporation has not received any payment for any of its stock.

4.      The certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:

FIRST:             The name of the Corporation is TPG Genco IV, Inc.

SECOND:        The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company,

THIRD:           The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:       The total number of shares of stock, which the Corporation is authorized to issue, is one million (1,000,000) shares of common stock and the par value of each of such shares is $0.01. All such shares are to be of one class.

FIFTH:            The name and address of the incorporator is as follows:

Gregory Pomerantz
c/o Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY 10006

SIXTH:            The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders;

(1)    The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2)    The Board of Directors shall have powers without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3)    The directors in their discretion may submit any contract or act for approval OR ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a maj ority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every

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stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4)    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH:      The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH:         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if

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sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH:           The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

TENTH:          The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

ELEVENTH:   Section 203 of the General Corporation Law of the State of Delaware shall not apply to the Corporation.

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IN WITNESS WHEREOF, I have hereunto set my hand the 10th day of December, 2004.

/s/ Gregory Pomerantz
Name: Gregory Pomerantz
Title: Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 11:19 AM 02/17/2006 FILED 11:19 AM 02/17/2006 SRV 060151530 - 3885155 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

TPG GENCOIV, INC.

Pursuant to Section 228 and Section 242 of the
General Corporation Law of the State of Delaware

TPG Genco IV, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

1.      Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

FIRST: The name of the Corporation is NRG Blocker VII Inc.

2.      Article EIGHTH of the Corporation’s Certificate of Incorporation is hereby deleted in its entirety and each subsequent article is hereby renumbered accordingly.

3.      The foregoing amendments were duly adopted in accordance with Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, TPG Genco IV, Inc., has caused this Certificate to be duly executed in its corporate name this 16thday of February, 2006.

TPG GENCO IV, INC.

By:	/s/ Todd Darr
Name:	Todd Darr
Title:	Assistant treasurer

State of Delaware Secretary of State Division of Corporations Delivered 05:11 PM 04/28/2006 FILED 03:47 PM 04/28/2006 SRV 06039S634 - 3885155 FILE

CERTIFICATE OF MERGER

OF

NRG BLOCKER I LP
NRG BLOCKER II LP
NRG BLOCKER III INC.
NRG BLOCKER IV INC.
NRG BLOCKER V INC.
NRG BLOCKER VI INC.

WITH AND INTO

NRG BLOCKER VII INC.

Pursuant to § 263 of the General Corporation Law

Pursuant to Title 8, Section 263 of the Delaware General Corporation Law (the “DGCL”) and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, NRG Blocker VII Inc., a Delaware corporation, hereby certifies as follows:

FIRST:        The name and state of domicile of each of the constituent corporations and limited partnerships which are to merge is as follows:

Name	State of Formation

NRG Blocker I LP	Delaware
NRG Blocker II LP	Delaware
NRG Blocker III Inc.	Delaware
NRG Blocker IV Inc.	Delaware
NRG Blocker V Inc.	Delaware
NRG Blocker VI Inc.	Delaware
NRG Blocker VII Inc.	Delaware

SECOND:   An Agreement and Plan of Merger, dated April 25, 2006 (the “Agreement”), has been approved, adopted, certified, executed and acknowledged by the surviving corporation, each of the merging limited partnerships and each of the merging corporations in accordance with §263 of the DGCL.

THIRD:       The name of the surviving corporation is NRG Blocker VII Inc. (the “Surviving Corporation”).

FOURTH:   The Merger shall become effective at 11:58 p.m., Eastern Time, on April 30, 2006.

FIFTH:        The certificate of incorporation of NRG Blocker VII Inc. shall be the certificate of incorporation of the Surviving Corporation.

SIXTH:       The Agreement is on file at the principal place of business of the Surviving Corporation located at 211 Carnegie Center, Princeton, New Jersey 08540, and will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation or any partner of any constituent limited partnership.

[Signature page follows.]

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IN WITNESS WHEREOF, NRG Blocker VII Inc. has caused this Certificate of Merger to be executed by an authorized person on its behalf, this 25th day of April, 2006.

NRG BLOCKER VII INC.

By:	/s/ Steven Winn
Name:	Steven Winn
Title:	President

Signature Page to Certificate of Merger

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

NRG BLOCKER VII INC.

Pursuant to Section 228 and Section 242 of the
General Corporation Law of the State of Delaware

NRG Blocker VII Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.                          The name of the corporation is NRG Blocker VII Inc. (the “Corporation”) and the date of filing the original certificate of incorporation of the corporation is November 22, 2004.

2.                          Effective May 15, 2006, Article First of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FIRST: The name of the corporation is NRG Generation Holdings Inc.”

3.                          The foregoing amendment was duly adopted in accordance with Section 228 and Section 242 of the DGCL.

[Signature Page Follows]

State of Delaware Secretary of State Division of Corporations Delivered 11:38 AM 05/03/2006 FILED 11:11 AM 05/03/2006 SRV 060412666 - 3885155 FILE

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by an authorized person on its behalf, this 25th day of April, 2006.

NRG BLOCKER VII INC.

By:	/s/ Steven Winn
Name:	Steven Winn
Title:	President

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